Houlihan Lokey Reports Third Quarter Fiscal 2017 Financial Results

– Third Quarter Fiscal 2017 Revenue of $248 million, up 21% Year-Over-Year –
– Third Quarter Fiscal 2017 Diluted EPS of $0.51, up 46% Year-Over-Year –
– Adjusted Third Quarter Fiscal 2017 Diluted EPS of $0.57, up 21% Year-Over-Year –
– Increased Dividend by 18% to $0.20 per Share for Fourth Quarter Fiscal 2017 –

LOS ANGELES and NEW YORK - February 1, 2017 - Houlihan Lokey, Inc. (NYSE: HLI) (“Houlihan Lokey”, the “Company”), the global investment bank, today reported financial results for its third quarter ended December 31, 2016. For the third quarter, total revenue grew 21% to a third quarter record of $248 million, as compared with $206 million for the third quarter ended December 31, 2015.
Net income grew 50% to $34 million, or $0.51 per diluted share, for the third quarter ended December 31, 2016, compared with $23 million, or $0.35 per diluted share, for the third quarter ended December 31, 2015. Adjusted net income for the third quarter ended December 31, 2016 grew 23% to $38 million, or $0.57 per diluted share, compared with $31 million, or $0.47 per diluted share, for the third quarter ended December 31, 2015.
"We are pleased to have achieved record results for the quarter and the first nine months of the fiscal year with all three of our business segments reporting strong year-to-date revenue growth from the previous year. Our firm continues to benefit from the ongoing investments we have made over the last few years, as well as an improved business and market environment over the last quarter,” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data
(Unaudited and in thousands, except per share data)

	U.S. GAAP
	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Fee revenue	$247,680	$205,523	$614,991	$510,169
Operating expenses:
Employee compensation and benefits	164,971	135,981	411,677	340,926
Non-compensation expenses	25,886	25,856	78,653	84,340
Total operating expenses	190,857	161,837	490,330	425,266
Operating income	56,823	43,686	124,661	84,903
Other income (expense), net	(1,084)	(1,094)	(2,741)	(106)
Income before provision for income taxes	55,739	42,592	121,920	84,797
Provision for income taxes	21,759	19,931	47,653	37,810
Net income	33,980	22,661	74,267	46,987
Net income attributable to noncontrolling interests	—	—	—	(26)
Net income attributable to Houlihan Lokey, Inc.	$33,980	$22,661	$74,267	$46,961

Diluted net income per share of common stock	$0.51	$0.35	$1.11	$0.75

Revenues

For the third quarter ended December 31, 2016, total fee revenue grew 21% to $248 million from $206 million for the third quarter ended December 31, 2015. For the quarter, Corporate Finance (“CF”) revenues decreased 1%, Financial Restructuring (“FR”) revenues increased 80%, and Financial Advisory Services (“FAS”) revenues increased 10% when compared with the third quarter ended December 31, 2015.

Expenses

The Company’s employee compensation and benefits and non-compensation expenses during the periods presented and described below are on a GAAP, an adjusted, and an adjusted awarded basis, as appropriate.

(Unaudited and in thousands)

	Three Months Ended December 31,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2016	2015	2016	2015
Expenses:
Employee compensation and benefits	$164,971	$135,981	$158,516	$128,315
% of Revenues	66.6%	66.2%	64.0%	62.4%
Non-compensation expenses	$25,886	$25,856	$25,886	$24,460
% of Revenues	10.5%	12.6%	10.5%	11.9%
Total operating expenses	$190,857	$161,837	$184,402	$152,775
% of Revenues	77.1%	78.7%	74.5%	74.3%

Adjusted awarded employee compensation and benefits			$162,233	$133,952
% of Revenues			65.5%	65.2%

	Nine Months Ended December 31,
	U.S. GAAP		Adjusted (Non-GAAP)*
	2016	2015	2016	2015
Expenses:
Employee compensation and benefits	$411,677	$340,926	$392,216	$332,446
% of Revenues	66.9%	66.8%	63.8%	65.2%
Non-compensation expenses	$78,653	$84,340	$78,653	$67,914
% of Revenues	12.8%	16.5%	12.8%	13.3%
Total operating expenses	$490,330	$425,266	$470,869	$400,360
% of Revenues	79.7%	83.4%	76.6%	78.5%

Adjusted awarded employee compensation and benefits			$401,900	$343,872
% of Revenues			65.4%	67.4%

*Note: The adjusted and adjusted awarded figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Total operating expenses were $191 million for the third quarter ended December 31, 2016, an increase of 18% when compared with $162 million in operating expenses for the third quarter ended December 31, 2015. Employee compensation and benefits expenses were $165 million for the third quarter ended December 31, 2016, compared with $136 million for the third quarter ended December 31, 2015. The increase in employee compensation and benefits expenses was primarily a result of the growth in revenues for the quarter.
Total adjusted operating expenses were $184 million for the third quarter ended December 31, 2016, an increase of 21% when compared with $153 million in adjusted operating expenses for the third quarter ended December 31, 2015. Adjusted employee compensation and benefits expenses were $159 million for the third quarter ended December 31, 2016, compared with $128 million for the third quarter ended December 31, 2015. The additional adjusted employee compensation and benefits expenses were primarily a result of the growth in revenues for the quarter. This resulted in an adjusted awarded compensation ratio of 65.5% for the third quarter ended December 31, 2016, versus 65.2% for the third quarter ended December 31, 2015.
Total non-compensation expenses were $26 million for the third quarter ended both December 31, 2016 and December 31, 2015. Non-compensation expenses remained flat primarily as a result of increases in general operating expenses during the third quarter fiscal 2017 that was essentially offset by third quarter fiscal 2016 costs incurred related to the Company’s acquisitions that did not occur in the third quarter fiscal 2017.
Adjusted non-compensation expenses were $26 million for the third quarter ended December 31, 2016, compared with $24 million for the third quarter ended December 31, 2015. The rise in adjusted non-compensation expenses was primarily a result of an increase in general operating expenses.

Segment Reporting for the Third Quarter
For the third quarter ended December 31, 2016, Corporate Finance revenue was $123 million, compared with $124 million during the third quarter ended December 31, 2015. CF closed 50 transactions in the third quarter, versus 52 transactions in the same quarter last year. Segment profit equaled $40 million for the third quarter ended December 31, 2016, compared with $35 million for the third quarter ended December 31, 2015, an increase of 14%. Profitability increased primarily as a result of lower employee compensation and benefits.

(Unaudited and in $ thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Corporate Finance
Revenues	$123,240	$124,133	$319,483	$292,461
Segment Profit¹	40,423	35,346	91,517	79,155
# of MDs	90	93	90	93
# of Closed Transactions	50	52	154	122
For the third quarter ended December 31, 2016, Financial Restructuring revenue grew 80% to $90 million, compared with $50 million during the third quarter ended December 31, 2015. The growth in revenues was driven by an increase in the number of closed transactions as well as an increase in the average transaction fee per closed transaction. FR closed 23 transactions in the third quarter ended December 31, 2016 versus 14 transactions in the third quarter ended December 31, 2015. Segment profit was $25 million for the third quarter ended December 31, 2016, compared with $14 million for the third quarter ended December 31, 2015, an increase of 76%. The increase in profitability was a result of the corresponding increase in revenues.

(Unaudited and in $ thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Financial Restructuring
Revenues	$90,180	$50,216	$203,372	$130,139
Segment Profit¹	24,664	14,021	55,542	34,468
# of MDs	42	42	42	42
# of Closed Transactions	23	14	45	35
For the third quarter ended December 31, 2016, Financial Advisory Services revenue grew 10% to $34 million, compared with $31 million in the third quarter ended December 31, 2015. Revenues for FAS increased primarily as a result of (i) strong performance by our transaction advisory, portfolio valuation and strategic consulting product lines and (ii) an increase in average project fees for the quarter. This increase in revenues was partially offset by a decline in revenues for our transaction-based product lines. Segment profit was $9 million for the third quarter ended December 31, 2016, compared with $8 million for the third quarter ended December 31, 2015, an increase of 11%. Segment profitability increased primarily as a result of the corresponding increase in revenues. FAS generated 517 fee events in the third quarter ended December 31, 2016, versus 506 fee events during the same quarter last year.

(Unaudited and in $ thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Financial Advisory Services
Revenues	$34,260	$31,174	$92,136	$87,569
Segment Profit¹	8,507	7,688	21,777	20,785
# of MDs	34	34	34	34
# of Fee Events[2]	517	506	950	902

1.
We adjust the compensation expense for a business segment in situations where an employee assigned to one business segment is performing work in another business segment and we want to adequately reflect the compensation expense in the business segment where the revenue is being booked.

2.	A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000.

Balance Sheet and Capital Allocation
The Board of Directors of the Company declared a regular quarterly cash dividend of $0.20 per share of Class A and Class B common stock. The dividend will be payable on March 15, 2017 to stockholders of record as of the close of business on March 3, 2017.
As of December 31, 2016, the Company had $254 million of cash and cash equivalents, and loans payable aggregating $44 million.

Investor Conference Call and Webcast
The Company will host a conference call and live webcast at 5:00 p.m. Eastern Daylight Time on Wednesday, February 1, 2017, to discuss its third quarter fiscal 2017 results. The number to call is 1-888-523-1225 (domestic) or 1-719-325-2354 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available on February 1, 2017 through February 8, 2017, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 4968822#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures
Adjusted net income, total and on a per share basis, and adjusted operating expenses are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income and adjusted operating expenses remove the significant accounting impact of one-time charges associated with the Company’s IPO and other matters, as set forth in the tables at the end of this release.
Adjusted net income and adjusted operating expenses as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted operating expenses, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey
Houlihan Lokey (NYSE: HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, valuation, and strategic consulting. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of our commitment to client success across our advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions, the No. 1 global restructuring advisor, and the No. 1 global M&A fairness opinion advisor over the past 15 years, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information:

Investor Relations: 212-331-8225 IR@HL.com	OR	Public Relations: 212-331-8223 PR@HL.com

Appendix

Consolidated Balance Sheet (Unaudited)
Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

Houlihan Lokey, Inc.
Consolidated Balance Sheet
(In thousands, except share data and par value)

	December 31, 2016	March 31, 2016
	(unaudited)	(audited)
Assets
Cash and cash equivalents	$253,605	$166,169
Accounts receivable, net of allowance for doubtful accounts	33,230	58,100
Unbilled work in process	41,756	51,300
Income taxes receivable	—	7,204
Receivable from affiliates	8,198	27,408
Property and equipment, net of accumulated depreciation	30,329	21,701
Goodwill and other intangibles	708,152	717,368
Other assets	18,184	21,634
Total assets	$1,093,454	$1,070,884
Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$233,104	$254,058
Accounts payable and accrued expenses	39,608	34,400
Income Taxes Payable	7,454	—
Deferred income	6,851	5,547
Deferred income taxes	32,461	37,288
Loan payable to affiliate	22,500	45,000
Loans payable to former shareholders	5,917	16,738
Loan payable to non-affiliate	15,345	14,882
Other liabilities	7,879	9,416
Total liabilities	$371,119	$417,329

Redeemable noncontrolling interest	3,368	2,395

Stockholders' equity:
Class A common stock, $0.001 par value per share. Authorized 1,000,000,000 shares; issued and outstanding 12,826,811 and 12,084,524 shares at December 31 and March 31, 2016, respectively	13	12
Class B common stock, $0.001 par value per share. Authorized 1,000,000,000 shares; issued and outstanding 53,855,497 and 53,219,303 shares at December 31 and March 31, 2016, respectively	54	53
Additional paid-in capital	678,148	637,332
Retained earnings	67,861	28,623
Accumulated other comprehensive loss	(26,986)	(14,613)
Stock subscription receivable	(123)	(247)
Total stockholders' equity	718,967	651,160
Total liabilities and stockholders' equity	$1,093,454	$1,070,884

Houlihan Lokey, Inc.
Consolidated Statement of Income
(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Fee revenue	$247,680	$205,523	$614,991	$510,169

Operating expenses:
Employee compensation and benefits	164,971	135,981	411,677	340,926
Travel, meals, and entertainment	4,782	6,699	15,927	16,897
Rent	7,012	7,021	20,748	19,373
Depreciation and amortization	2,277	1,921	6,898	5,066
Information technology and communications	4,631	4,656	13,482	11,530
Professional fees	2,783	2,829	8,214	18,788
Other operating expenses	3,401	2,198	10,940	10,433
Provision for bad debt	1,000	532	2,444	2,253
Total operating expenses	190,857	161,837	490,330	425,266

Operating income	56,823	43,686	124,661	84,903

Other income (expense), net	(1,084)	(1,094)	(2,741)	(106)
Income before provision for income taxes	55,739	42,592	121,920	84,797

Provision for income taxes	21,759	19,931	47,653	37,810
Net income	33,980	22,661	74,267	46,987

Net income attributable to noncontrolling interests	—	—	—	(26)
Net income attributable to Houlihan Lokey, Inc.	$33,980	$22,661	$74,267	$46,961

Attributable to Houlihan Lokey, Inc. common stockholders:
Weighted average shares of common stock outstanding:
Basic	61,104,822	59,410,797	60,941,996	58,944,776
Fully Diluted	66,692,326	65,405,521	66,619,214	62,864,435
Net income per share of common stock:
Basic	$0.56	$0.38	$1.22	$0.80
Fully Diluted	$0.51	$0.35	$1.11	$0.75

Houlihan Lokey, Inc.
Reconciliation of GAAP to Adjusted Financial Information
(Unaudited and in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
Fee revenue	$247,680	$205,523	$614,991	$510,169

Employee Compensation and Benefits
Employee Compensation and Benefits (GAAP)	$164,971	$135,981	$411,677	$340,926
Less/Plus: Adjustments[1]	(6,455)	(7,666)	(19,461)	(8,480)
Employee Compensation and Benefits (Adjusted)	158,516	128,315	392,216	332,446
Less/Plus: Adjustments[2]	3,717	5,637	9,684	11,426
Employee Compensation and Benefits (Adjusted Awarded)	162,233	133,952	401,900	343,872

Non-Compensation Expenses
Non-Compensation Expenses (GAAP)	$25,886	$25,856	$78,653	$84,340
Less/Plus: Adjustments[3]	—	(1,396)	—	(16,426)
Non-Compensation Expenses (Adjusted)	25,886	24,460	78,653	67,914

Operating Income
Operating Income (GAAP)	$56,823	$43,686	$124,661	$84,903
Less/Plus: Adjustments[4]	6,455	9,062	19,461	24,906
Operating Income (Adjusted)	63,278	52,748	144,122	109,809

Other Income (Expenses), net
Other Income (Expenses), net (GAAP)	$(1,084)	$(1,094)	$(2,741)	$(106)
Less/Plus: Adjustments[5]	—	461	—	282
Other Income (Expenses), net (Adjusted)	(1,084)	(633)	(2,741)	176

Provision for Income Taxes
Provision for Income Taxes (GAAP)	$21,759	$19,931	$47,653	$37,810
Less/Plus: Adjustments[6]	2,520	1,285	7,631	7,133
Provision for Income Taxes (Adjusted)	24,279	21,216	55,284	44,943

Net Income
Net Income (GAAP)	$33,980	$22,661	$74,267	$46,961
Less/Plus: Adjustments[7]	3,935	8,238	11,830	18,081
Net Income (Adjusted)	37,915	30,899	86,097	65,042

Diluted adjusted net income per share of common stock	$0.57	$0.47	$1.29	$1.03

____________________________
Note: Figures may not sum due to rounding.

1.
Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any (($6,455) in Q3 FY17; ($6,811) in Q3 FY16; ($19,461) in YTD FY17; ($9,255) in YTD FY16); and adjustments relating to previous ownership agreements (($855) in Q3 FY16; $775 in YTD FY16).

2.
Reflects (i) the expected vesting of grants that were made in prior year periods that were expensed during the period (($6,091) in Q3 FY17; ($5,510) in Q3 FY16; ($18,585) in YTD FY17; ($16,721) in YTD FY16), and (ii) estimated normal year-end grants of deferred stock during the period ($9,808 in Q3 FY17; $11,147 in Q3 FY16; $28,269 in YTD FY17; $28,147 in YTD FY16).

3.
Includes costs associated with (i) Houlihan Lokey’s initial public offering, corporate reorganization, spin-out of non-operating assets, shareholder solicitation process and other related activities (($12,783) in YTD FY16), (ii) costs incurred from completed acquisitions of (($1,396) in Q3 FY16; ($2,637) in YTD FY16), and (iii) adjustments relating to previous ownership agreements (($1,006) in YTD FY16).

4.
Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any. Q3 and YTD FY16 includes costs associated with (i) Houlihan Lokey’s initial public offering, corporate reorganization, spin-out of non-operating assets, shareholder solicitation process and other related activities, (ii) costs incurred from completed acquisitions, and (iii) adjustments relating to previous ownership agreements.

5.	Includes adjustments relating to previous ownership agreements ($461 in Q3 FY16; $282 in YTD FY16).

6.	Reflects the tax impact of described adjustments.

7.
Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any, net of the tax impact of described adjustments. Q3 and YTD FY16 includes costs associated with (i) Houlihan Lokey’s initial public offering, corporate reorganization, spin-out of non-operating assets, shareholder solicitation process and other related activities, (ii) costs incurred from completed acquisitions, (iii) adjustments relating to previous ownership agreements, (iv) the tax impact of described adjustments, and (v) net income/loss attributable to noncontrolling interests ($26 in YTD FY16).